UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 13, 2020

BOISE CASCADE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-35805	20-1496201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)

(208) 384-6161
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BCC	New York Stock Exchange

Item 1.01 Entry Into a Material Definitive Agreement.

Amendment to Senior Secured Asset-Based Credit Facility
On March 13, 2020, Boise Cascade Company (the “Company”) and its principal operating subsidiaries, Boise Cascade Wood Products, L.L.C., and Boise Cascade Building Materials Distribution, L.L.C., as borrowers, and Boise Cascade Wood Products Holdings Corp., as guarantor, entered into the Sixth Amendment to the Amended and Restated Credit Agreement (the “Amendment”) with Wells Fargo Capital Finance, LLC, as administrative agent, and the lenders from time to time party thereto, originally dated May 15, 2015 (as amended, restated, supplemented, or otherwise modified before the date of the Amendment, the “Credit Agreement”). The Company’s Credit Agreement includes a senior secured asset-based revolving credit facility and a term loan.
The Amendment extends the maturity date of the Credit Agreement from May 1, 2022, to the earlier of (i) March 13, 2025 and (ii) 90 days prior to the maturity of our $350 million of 5.625% senior notes due September 1, 2024 (or the maturity date of any permitted refinancing indebtedness in respect thereof). In addition, the Amendment reduces the maximum amount available for revolving loans under the Credit Agreement from $370.0 million to $350.0 million. The term loan within the Credit Agreement remains at $50.0 million.
The foregoing summary of the Amendment is qualified in its entirety to the complete text of the Amendment, which will be filed as an exhibit to the Company’s Form 10-Q for the first quarter of 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ Wayne M. Rancourt
Wayne M. Rancourt Executive Vice President, Chief Financial Officer, and Treasurer
Date: March 16, 2020